EXHIBIT 10.435
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The Charles Schwab Corporation
Corporate Executive Bonus Plan
(As Amended and Restated as of January 1, 2026)
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SECTION 1. PURPOSE OF THE PLAN
The Charles Schwab Corporation Corporate Executive Bonus Plan (the “Plan”) is established to promote the interests of The Charles Schwab Corporation (the “Corporation”) and its Subsidiaries (as defined in Section 3.(b) below and, collectively with the Corporation, the “Company”), by creating an incentive program to (a) attract and retain employees with outstanding competencies who will strive for excellence; (b) motivate those individuals to exert their best efforts on behalf of the Company by providing them with compensation in addition to their base salaries; and (c) further link the interests of such employees with those of the Corporation’s stockholders through a strong performance-based reward system.
SECTION 2. ADMINISTRATION OF THE PLAN
The Compensation Committee of the Board of Directors of the Corporation (the “Committee”) shall administer the Plan. The Committee shall have discretionary authority to interpret the Plan, establish rules and regulations to implement the Plan, and make all determinations deemed necessary or advisable for the administration of the Plan, in its sole discretion. The Committee’s determinations under the Plan need not be uniform and may be made by it selectively among persons who receive or are eligible to receive awards under the Plan, whether or not any awards are the same or such persons are similarly situated. Decisions of the Committee shall be final and binding on all parties who have an interest in the Plan.
SECTION 3. ELIGIBILITY FOR AWARDS
(a)Eligibility Requirements. Awards under the Plan may be granted by the Committee to those Employees who are members of the Executive Council or comparable or higher executive-level positions with the Company (each an “Eligible Employee”) for all or a portion of the performance period.
(b)Definition of Employee. For the purposes of the Plan, an individual shall be considered an “Employee” if he or she is employed by the Corporation or any other business entity in which the Corporation shall directly or indirectly own, at the time of determination, stock possessing 50% or more of the total combined voting power of all classes of stock or other ownership interest (each a “Subsidiary”) through the end of the performance period. No award may be granted to a member of the Corporation’s Board of Directors except for service performed as an employee of the Company.
SECTION 4. BONUS AWARDS
(a)Form of Awards. Bonus awards under this Plan shall be paid based upon eligible calendar days worked during the performance period, less applicable withholdings and deductions, in (i) cash and/or (ii) stock and/or stock-based awards granted under The Charles Schwab Corporation 2022 Stock Incentive Plan (as the same may be amended, the “2022 Plan”) or any successor equity compensation plan maintained by the Company.
(b)Target Award Amounts. Target award amounts shall be based on a percentage of each eligible Employee’s annual base salary or expressed as a dollar amount for each performance period as determined by the Committee in its sole discretion at the time specified in Section 4.(c)(1) below.
(c)Bonus Formula and Award Amounts.
(1)The bonus award for each eligible Employee shall be determined according to a formula and/or a matrix or matrices that shall be adopted by the Committee, generally not later than 90 days after the commencement of the performance period, i.e., the period of service to which the performance goal(s) relates, and at a time when the outcome of the performance goal is substantially uncertain. If a performance period is less than 12 months, the Committee shall establish the performance formula and/or performance matrix or matrices at a time determined in its sole discretion, which shall generally be on or before the date when 25 percent of the performance period (as scheduled in good faith at the time the performance goal is established) has elapsed.
(2)The formula or matrix or matrices may be different for each eligible Employee and shall be based on one or more performance criteria to be selected by the Committee from among the following performance criteria measured on a pre- tax, post-tax, operating, reported, consolidated, Generally Accepted Accounting Principles (“GAAP”), adjusted GAAP, and/or non-GAAP basis: income; profit; profit margin; revenue; revenue growth; cash flow; stockholder return; net income; client net new assets; levels of client assets or sales (of products, offers or services); earnings per share; return on stockholders’ equity; return on stockholders’ common equity; return on investment; earnings; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); earnings; net earnings; operating cash flow; free cash flow; free cash flow per share; cash flow return; economic value added; market value added; total stockholder return; stockholder value; debt/capital ratio; return on total capital; market share of assets; return on assets; return on net assets; return on capital employed; cost control; Corporation common stock price; capital expenditures; price/earnings growth ratio; sales; sales volume; book value per share; cost of capital; cost of equity; or any other criteria related to performance, including the performance of one or more of business units, individual performance or any other category of performance selected by the Committee. Performance criteria may be measured solely on a corporate, subsidiary, enterprise or business unit basis, or a combination thereof. Further, performance criteria may reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group of entities or other external measures of the selected performance criteria.
(3)In determining whether any performance goal(s) have been satisfied, the Committee may exclude any or all extraordinary items (as determined under GAAP, unless otherwise specified by the Committee), and any other unusual or non-recurring items, including but not limited to, (i) charges, costs, benefits, gains or income associated with reorganizations or restructurings of the Company, mergers or acquisitions by the Company, discontinued operations, goodwill, other intangible assets, long-lived assets (non-cash), real estate (e.g., costs related to lease terminations or facility closure obligations), litigation or the resolution of litigation (e.g., attorneys’ fees, settlement amounts or judgments), or currency or commodity fluctuations; and (ii) the effects of changes in applicable laws, regulations or accounting principles. In addition, the Committee may adjust any performance goal for a year as it deems equitable to recognize unusual or non-recurring events affecting the Company, changes in tax law or accounting procedures, mergers, acquisitions and divestitures, or any other factors as the Committee may determine. To the extent that a performance goal is based on the Corporation’s common stock, then in the event of any stock dividend, stock split, spin-off, split-off, spin-out, recapitalization or other change in the capital structure of the Corporation, merger, consolidation, reorganization, combination of shares, partial or complete liquidation or other distribution of assets (other than a normal cash dividend), issuance of rights or warrants to purchase securities or any other corporate transaction having an effect similar to any of the foregoing, the Committee shall make or provide for such adjustments in performance goal(s) as the Committee in its sole discretion may in good faith determine to be equitably required in order to prevent dilution or enlargement of the rights of eligible Employees. The Committee shall also adjust the terms and conditions of, and the criteria included in, awards in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are needed to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.
(4)Bonus Awards shall be determined by applying the bonus formula and the target award amount to the number of eligible calendar days worked for each eligible Employee. Payouts described in this subsection shall be calculated and paid based on quarterly, semi-annual, annual, or such other performance period, or combination thereof, as determined by the Committee in its sole discretion. Unless otherwise provided by the Committee, awards that become payable shall be paid not later than 2½ months after the end of the applicable performance period.
(d)Power to Reduce Bonus Amounts. Notwithstanding anything to the contrary contained in this Plan, the Committee shall have the power, in its sole discretion, to reduce, but not increase, the amount payable to any eligible Employee including the Chief Executive Officer (or to determine that no amount shall be payable to such eligible Employee) with respect to any award prior to the time the amount otherwise would have become payable hereunder. It is expressly permissible to reduce the amount otherwise payable to zero. Such reductions may be based upon the recommendation of the Chief Executive Officer. In the event of such a reduction, the amount of such reduction shall not increase the amounts payable to other eligible Employees under the Plan.
(e)Entitlement to Bonus Awards. No eligible Employee shall earn any portion of a bonus award under the Plan until the last day of the relevant performance period and only if the Committee has approved funding of the bonus award.

(f)Termination of Service and Leaves of Absence. Except in the event of death, disability, a Severance Eligible Termination (defined herein), or Retirement (defined herein), if an Eligible Employee ceases to be employed by the Company for any reason before the last day of the relevant performance period, then he or she shall not earn or receive payment of such bonus award under the Plan. If an Eligible Employee is on an unpaid leave of absence for a portion of the relevant performance period, the bonus award at the end of the performance period will be based on the achievement of the performance criteria and the number of eligible calendar days worked for only the time when he or she was actively employed and not any period when he or she was on leave. In the event of death or disability before the last day of the relevant performance period, the Committee shall have the sole discretion to waive the requirement of being employed on the last day of the relevant performance period and provide that an award become payable at target to the Eligible Employee or such Employee’s beneficiary, beneficiaries, estate, or personal representative, as applicable, by no later than March 15 of the year following the end of the relevant performance period. Upon a Severance Eligible Termination, provided the eligible Employee has signed their Severance Agreement before the last day of the relevant performance period, or in the event of Retirement before the last day of the relevant performance period, the Committee shall have the sole discretion to waive the requirement of being employed on the last day of the relevant performance period and provide that a pro-rated award become payable at the

end of the relevant performance period to the Eligible Employee based on achievement of the     performance criteria and the number of eligible calendar days worked during the relevant performance period.

For all purposes of the Plan, “Retirement” will mean any termination of service with the Company for any reason other than death or disability at any time after the Employee has attained (i) age 55, but only if, at the time of termination, the Employee has been credited with at least ten (10) Years of Service or (ii) age 60, but only if, at the time of termination, the Employee has been credited with at least five (5) Years of Service.

“Years of Service” shall mean each consecutive twelve-month period of continuous service with Schwab or a parent company or a subsidiary of Schwab, beginning on the eligible Employee’s most recent date of hire and each anniversary thereof.

“Service” shall mean continuous employment as a common-law employee or engagement as an individual independent contractor or consultant of Schwab or a parent company or a subsidiary of Schwab, and “subsidiary” means a subsidiary corporation as defined in section 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

“Severance Eligible Termination” shall mean a separation from service entitling an eligible Employee to severance benefits provided the eligible Employee has signed their Severance Agreement under The Charles Schwab Severance Pay Plan (or any successor plan).
(g)Change in Control. The Committee may, in its sole discretion, provide that an eligible Employee shall be eligible for a full or prorated award in the event of a Change in Control (as defined in the 2022 Plan) of the Corporation. In the Committee’s sole discretion, any such full or prorated award may be paid under the provisions of this Section 4.(g) at target prior to when the applicable performance target is certified (or without regard to whether it is certified) or based on the achievement of the performance criteria on the date of the Change in Control.
SECTION 5. PAYMENT OF BONUS AWARDS
Except as otherwise provided in Section 4 above, bonus awards that are earned and payable shall be paid to each eligible Employee on or after January 1st and on or before March 15th of the calendar year immediately following the end of the Corporation’s fiscal year on which the award is based, regardless of whether the individual has remained in Employee status through the date of payment.
SECTION 6. GENERAL PROVISIONS

(a)Plan Amendments. The Board of Directors of the Corporation or the Committee may at any time amend, suspend, or terminate the Plan, provided that it must do so in a written resolution and such action shall not materially and adversely affect rights and interests of eligible Employees to individual bonus awards granted to such amendment, suspension, or termination.

(b)Benefits Unfunded. No amounts awarded or accrued under this Plan shall be funded, set aside or otherwise segregated prior to payment. The obligation to pay the bonuses awarded hereunder shall always be an unfunded and unsecured obligation of the Company. Eligible Employees shall have the status of general creditors and shall look solely to the general assets of the Company for the payment of their bonus awards.

(c)Benefits Nontransferable. No eligible Employee shall have the right to alienate, pledge or encumber his or her interest in this Plan, and such interest shall not (to the extent permitted by law) be subject in any way to the claims of the Employee’s creditors or to attachment, execution or other process of law. In the event of the death of an eligible Employee, payment, if any, shall be made to the executor or administrator of the estate of the deceased eligible Employee.

(d)No Employment Rights. No action of the Company in establishing the Plan, no action taken under the Plan by the Committee and no provision of the Plan itself shall be construed to grant any person the right to remain in the employ of the Company for any period of specific duration. Rather, each Employee will be employed “at will,” which means that either such Employee or the Company may terminate the employment relationship at any time and for any reason, with or without cause or notice. Only the Chief Executive Officer has the authority to enter into an agreement on any other terms, and he or she can only do so in a writing signed by him or her. No Employee shall have the right to any future award under the Plan.
(e)Exclusive Agreement. This Plan document is the full and complete agreement between the eligible Employees and the Company on the terms described herein.
(f)Governing Law. The Plan and any actions taken in connection herein shall be governed by and construed in accordance with the laws of the state of Delaware (without regard to applicable Delaware principles of conflict of laws).
(g)Section 409A of Internal Revenue Code of 1986, as amended, (the “Code”). Payments under the Plan are intended to qualify as short-term deferrals exempt from the requirements of section 409A of the Code. To the extent that any payment under this Plan does not qualify for exemption from section 409A of the Code, the Company intends for such payment to comply with the requirements of section 409A and the Department of Treasury rulings and regulations thereunder (collectively, “Section 409A”). Accordingly, to the extent applicable, this Plan shall at all times be interpreted and operated in accordance with the requirements of Section 409A. The Company shall take action, or refrain from taking any action, with respect to the payments and benefits under this Plan that is reasonably necessary to comply with Section 409A. In the event that any payment under the Plan shall be deemed not to comply with Section 409A, then neither the Company, the Board of Directors of the Corporation, the Committee nor their designees, agents, affiliates, assigns or successors (each a “protected party”) shall be liable to any eligible Employee or other person for actions, inactions, decisions, indecisions or any other role in relation to the Plan by a protected party if made or undertaken in good faith or in reliance on the advice of counsel (who may be counsel for the Company), or made or undertaken by someone other than a protected party.
(h)Recoupment Clawback. Notwithstanding other provisions of the Plan, awards under the Plan are subject to the Company’s recoupment policies as in effect from time to time, including the incentive compensation recovery policies, and in accordance with any such policies, the Company may cancel awards, require reimbursement of any award, and effect any other right of recoupment of compensation provided under the Plan. By accepting payment of an award, the eligible Employee is agreeing to be bound by the applicable Company policies, as in effect or as may be adopted and/or modified from time to time by the Company in its discretion (including, without limitation, to comply with applicable law, government regulation or stock exchange listing requirement). To the extent that the terms of this Plan and any Company recoupment policy conflict, the terms of the recoupment policy shall prevail. No forfeiture or recovery of compensation under this Section 6(h) will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) for any purpose, including under any Company plan or agreement with the Company.

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